UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

CRACKER BARREL OLD COUNTRY STORE, INC.
(Name of Registrant as Specified In Its Charter)

BIGLARI CAPITAL CORP.

THE LION FUND II, L.P.

BIGLARI HOLDINGS INC.

FIRST GUARD INSURANCE COMPANY

SOUTHERN PIONEER PROPERTY AND CASUALTY INSURANCE COMPANY

BIGLARI REINSURANCE LTD.

BIGLARI INSURANCE GROUP INC.

SARDAR BIGLARI

MILENA ALBERTI-PEREZ

MICHAEL W. GOODWIN

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Biglari Capital Corp., together with the other participants named herein (collectively, “Biglari”), has filed a definitive proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of its highly-qualified director nominees at the 2024 annual meeting of shareholders (the “Annual Meeting”) of Cracker Barrel Old Country Store, Inc., a Tennessee corporation (the “Company”).

Item 1: On November 1, 2024, Biglari issued certain slides regarding the Company’s performance relative to its self-defined peer group. The slides are attached hereto as Exhibit 1 and incorporated herein by reference.

Item 2: Also on November 1, 2024, Biglari posted the following material, which was previously filed with the SEC, to www.enhancecrackerbarrel.com: